UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2006

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 6, 2006, Kohl’s Department Stores, Inc. (“Kohl’s”) announced a strategic alliance with JPMorgan Chase, related to the credit card operations of Kohl’s and its subsidiaries.  As part of this alliance, Kohl’s has entered into two agreements with Chase Bank USA, National Association (“Chase”): a Purchase and Sale Agreement (the “Purchase Agreement”) and a Private Label Credit Card Program Agreement (the “Program Agreement”).  A copy of Kohl’s press release announcing the strategic alliance with Chase is filed with this report as Exhibit 99.1 and is incorporated herein by reference.  Each of the Agreements is described in more detail below.

The Purchase and Sale Agreement

Under the Purchase Agreement, Kohl’s will sell to Chase all right, title and interest in its approximately 13 million proprietary credit card accounts and the outstanding balances associated with these accounts.  The purchase price, which is expected to be approximately $1.5 billion, will be paid in cash at closing and will be equal to the aggregate receivable balances as of the closing date.

The Purchase Agreement contains customary representations, warranties, covenants, termination provisions and indemnification provisions of the companies and is subject to certain conditions, including the receipt of all requisite governmental and regulatory approvals.  Kohl’s expects that the sale contemplated in the Purchase Agreement will close during the first or second quarter of fiscal 2006.

The Private Label Credit Card Program Agreement

Pursuant to the Program Agreement, Chase will offer private label credit cards to new and existing customers of Kohl’s (the “Program”).  Kohl’s will continue to handle all customer service functions and will continue to be responsible for all advertising and marketing related to its credit card customers.

In return for its services under the Program Agreement, Kohl’s will receive ongoing payments related to the profitability of the Program. The initial term of the Program Agreement is five years.

The Program Agreement contains customary representations, warranties, covenants, termination provisions and indemnification provisions.  The parties are also subject to customary confidentiality and data security provisions.

Kohl’s has retained the option to repurchase the Program assets from Chase upon expiration or earlier termination of the Program Agreement.

Item 8.01.  Other Events.

On March 6, 2006, Kohl’s announced that its Board of Directors had approved a stock repurchase program authorizing the Company to repurchase up to $2 billion of its common stock.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2006

KOHL’S CORPORATION

By:  /s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 6, 2006